SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2006

Bimini Mortgage Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	75-1571637
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01. FINANCIAL STATEMENTS INFORMATION AND EXHIBITS

The purpose of this amended filing is to modify the presentation of the condensed combined pro forma income statements pertaining to the nine months ending September 30, 2005 and the twelve months ending December 31, 2004, as filed on Form 8-K/A on January 18, 2006.  In this report on Form 8-K/A, we are providing the financial information listed below.

(a) Consolidated Financial Statements of Business Acquired

The audited consolidated balance sheets of Opteum and its subsidiaries as of November 30, 2004 and 2003, and the related consolidated statements of income, members’ capital and cash flows for each of the three years in the period ended November 30, 2004, appear as Exhibit 99.1 to this report on Form 8-K.

The unaudited condensed consolidated balance sheet of Opteum as of August 31, 2005 and the unaudited condensed consolidated statements of income and cash flows for the nine months ended August 31, 2005 and 2004, appear as Exhibit 99.2 to this report on Form 8-K.

(b) Pro Forma Financial Information

The following unaudited pro forma combined financial statements are based on the Company’s historical financial statements and Opteum’s historical consolidated financial statements, which are included in this filing. The pro forma financial statements are adjusted to give effect to the acquisition of Opteum and the other transactions described in Item 2.01 of the Company’s report on Form 8-K filed on November 8, 2005. The unaudited pro forma combined income statements for the nine months ended September 30, 2005 and the twelve months ended December 31, 2004 give effect to the acquisition of Opteum, the lending of $68 million to Opteum, and the issuance of $50 million of junior subordinated notes as if it had occurred on January 1, 2004. The unaudited pro forma combined balance sheet as of September 30, 2005 gives effect to the acquisition of Opteum and lending of $68 million to Opteum, and the issuance of $50 million of junior subordinated notes as if it had occurred on September 30, 2005.  The adjustments made are more fully described in the notes to the pro forma statements. The acquisition is treated as a purchase transaction, and as such, the purchase price allocations are preliminary in nature and are subject to change and refinement as actual and improved information becomes available.

The unaudited pro forma financial statements are not necessarily indicative of what the actual results of operations or the financial position of the Company would have been assuming the transaction had been completed at the earlier pro forma date. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and related notes of the Company.

Because of differing fiscal periods, the September 30, 2005 balance sheet of the Company is combined with the August 31, 2005 consolidated balance sheet of Opteum, and the Company’s income statements for the nine-months ended September 30, 2005 and for the year ended December 31, 2004 are combined, respectively, with the consolidated income statements of Opteum for the nine-months ended August 31, 2005 and for the year ended November 30, 2004.

(c) Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Audited consolidated balance sheets of Opteum as of November 30, 2004 and 2003, and the related statements of income, members’ capital and cash flows for each of the three years in the period ended November 30, 2004.

99.2

Unaudited condensed consolidated balance sheet of Opteum as of August 31, 2005 and unaudited condensed consolidated statements of income and cash flows for the nine-month periods ended August 31, 2005 and 2004.

99.3	Pro forma financial information as of and for the nine months ended September 30, 2005, and for the twelve months ended December 31, 2004.

FORWARD-LOOKING STATEMENTS

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. The words “believe,” “will be able,” “anticipate,” “estimate,” “should,” “will,” “expect,” “continue,” “intend” or similar words are intended to identify forward-looking statements. Such statements involve risks and uncertainties that exist in the Company’s operations and business environment that could render actual outcomes and results materially different than predicted. The Company’s forward-looking statements are based on assumptions about many factors, including, but not limited to: changes in the real estate market, interest rates or the general economy of the markets in which the Company operates; economic, technological or regulatory changes affecting the use of the Internet; the Company’s ability to employ and retain qualified employees; changes in government regulations that are applicable to the Company’s regulated brokerage and property management businesses; the Company’s ability to identify and complete acquisitions and successfully integrate the businesses it acquires; changes in the demand for the Company’s services; the degree and nature of the Company’s competition; and general volatility of the capital markets and the market price of the Company’s common stock. While the Company believes that its assumptions are reasonable at the time forward-looking statements were made, it cautions that it is impossible to predict the actual outcome of numerous factors and, therefore, readers should not place undue reliance on such statements. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update such statements in light of new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 19, 2006

BIMINI MORTGAGE MANAGEMENT, INC.

	By:	/s/ Jeffrey J. Zimmer
Name: Jeffrey J. Zimmer
Title: President & Chief Executive Officer